Exhibit 10.13

GUARANTY OF VALIDITY; COVENANT AGAINST DIRECT COLLECTION, SUBORDINATION, AND SECURITY AGREEMENT

          FOR VALUE RECEIVED, and in order to induce Faunus Group International, Inc., a Delaware corporation (“FGI”) to enter into a Sale of Accounts and Security Agreement (“Sale of Accounts Agreement” for brevity) with Magla International, LLC, (“Seller”), a Limited Liability Company duly organized under the laws of the state of New Jersey, the undersigned Jordan Glatt (“Guarantor” for brevity) hereby enter into this Guaranty of Validity; Covenant Against Direct Collection, Subordination, and Security Agreement (“Agreement” for brevity) and unconditionally promises FGI as follows;

          1.     Any term or definition not clearly defined within this Agreement shall have the meaning as set forth in the Sale of Accounts Agreement, unless otherwise stated herein.

          2.      Guarantor guarantees, warrants and covenants that the following representations and covenants made by Seller to FGI under the Sale of Accounts Agreement are and shall at all times hereinafter be true and correct:

(a)
Seller is either a corporation, limited liability company, limited partnership or other form of registered Person, is duly organized, validly existing and in good standing under the laws of the State of New Jersey and is qualified and authorized to do business and is in good standing in all states in which such qualification and good standing are necessary or desirable.

(b)
The execution, delivery and performance by Seller of the Sale of Accounts Agreement does not and will not constitute a violation of any applicable law, violation of Seller’s articles of incorporation, articles of organization, bylaws, operating agreement, partnership agreement or other organizational documents and does not and will not constitute any material breach of any other document, agreement or instrument to which Seller is a party or by which Seller is bound.

(c)
Seller has all requisite power and authority to enter into and perform the Sale of Accounts Agreement, and has taken all proper and necessary action to authorize the execution, delivery and performance of the Sale of Accounts Agreement and other documents, instruments and agreements executed in connection herewith. The Sale of Accounts Agreement is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, fraudulent transfer and other laws affecting creditors’ rights generally, and subject to general principals of equity, regardless of whether considered in a proceeding at law or in equity.

(d)
Immediately prior to the execution and at the time of delivery of each Schedule of Account, Seller is the sole owner and holder of each of the Account described thereon and that upon FGI’s acceptance of each Purchased Account; FGI shall become the sole owner and holder of such Purchased Account(s).

(e)
No Purchased Account shall have been previously sold or transferred or be subject to any lien, encumbrance, security interest or other claim of any kind of nature. Seller will not factor, sell, transfer, pledge or give a security interest in any of its Accounts to anyone other than FGI. There are no financing statements now on file in any public office covering any Collateral of Seller of any kind, real or personal, in which Seller is named in or has signed as the debtor, except the financing statement or statements filed or to be filed in respect of the Sale of Accounts Agreement or those statements now on file specifically listed on Schedule 4(e) attached hereto. Seller will not execute any security agreement or authorize the filing of any financing statement in favor of any other Person, except FGI, during the Term of the Sale of Accounts Agreement.

(f)
The amount of each Purchased Account is due and owing to Seller and represents an accurate statement of a bona fide sale, delivery and acceptance of Goods or performance of service by Seller to or for an Account Debtor. The terms for payment of Purchased Accounts are no greater than ninety (90) days from date of invoice and the payment of such Purchased Accounts is not contingent upon the fulfillment by Seller of any further performance of any nature whatsoever. Each Account Debtor’s business is solvent to the best of Seller’s knowledge.

(g)
There are and shall be no set-offs, allowances, discounts, deductions, counterclaims, or disputes with respect to any Purchased Account, either at the time it is accepted by FGI for FGI or prior to the date it is to be paid. Seller shall inform FG1, in writing, immediately upon learning that there exists any Account, which is subject to a Dispute. Seller shall accept no returns and shall grant no allowance or credit to any Account Debtor without the prior written consent of FGI. On the first business day of each calendar week, Seller shall provide to FGI for each Account Debtor who is indebted on a Purchased Account that has been purchased, a weekly report in a form and substance satisfactory to FGI itemizing all such returns and allowances made during the previous week with respect such Purchased Accounts and at FGI’s option a check (or wire transfer) payable to FGI for the amount thereof or in FGI’s sole and exclusive discretion, FGI may accept the issuance of a Credit Memo and apply same to the Reserve Account.

(h)
Seller’s address, as set forth in any Application submitted to FGI, is Seller’s mailing address, its chief executive office, principal place of business and the office where all of the books and records concerning the Purchased Accounts are maintained which shall not be changed without giving thirty (30) days prior written notice to FGI.

(i)
Seller shall maintain its books and records in accordance with GAAP and shall reflect on its books the absolute sale of the Purchased Accounts to FGI. Seller shall furnish FGI, upon request, such information and statements, as FGI shall request from time to time and at any time regarding Seller’s business affairs, financial condition and results of its operations. Without limiting the generality of the foregoing, Seller shall provide FGI, on or prior to the thirtieth (30th’) day of each month, unaudited financial statements with respect to the prior month and, within ninety (90) days after the end of each of Seller’s fiscal years, annual financial statements and such certificates relating to the foregoing as FGI may request including, without limitation, a monthly certificate from the president and chief financial officer of Seller stating that no Event of Default exists or if an Event of Default has occurred stating in detail the nature of the Event(s) of Default. Seller will furnish to FGI upon request a current listing of all open and unpaid accounts payable and Accounts, and such other items of information that FGI may deem necessary or appropriate from time to time. Unless otherwise expressly provided herein or unless FGI otherwise consents, all financial statements and reports furnished to FGI hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP, consistently applied.

(j)
Seller has and will file all tax returns required to be filed in any jurisdiction where Seller conducts business and Seller has paid and will pay all taxes and governmental charges (including taxes and charges imposed with respect to sale of Goods or provision of services) and furnish to FGI upon request satisfactory proof of payment and compliance with all federal, state and local tax requirements.

(k)
There are no existing lawsuits against Seller involving amounts greater than $50,000 and Seller will promptly notify FGI of (i) the filing of any lawsuit against Seller involving amounts greater than $50,000, and (ii) any attachment or any other legal process levied against Seller.

(1)
The Application made or delivered by or on behalf of Seller in connection with the Sale of Accounts Agreement, and the statements made therein are true and correct at the time hat the Sale of Accounts Agreement is executed. There is no fact which Seller has not disclosed to FG1 in writing which could materially adversely affect the properties, business, Financial condition or prospects of Seller, or any of the Purchased Accounts or Collateral, or which is necessary to disclose in order to keep the foregoing representations and warranties from being misleading.

(m)	In no event shall the funds paid to Seller hereunder be used directly or indirectly for Personal, family, household or agricultural purposes.

(n)	Seller does business under no trade or assumed names other than specifically listed on Schedule 4(n) attached hereto.

(o)	Any invoice or written communication that is issued by Seller to FGI by facsimile transmission is a duplicate of the original.

(p)	Any electronic communication of data, whether by e-mail, tape, disk, or otherwise, Seller remits or causes to be remitted to FGI shall be authentic and genuine.

(q)	Seller has obtained all licenses, permits, franchises or other governmental authorizations necessary for the ownership of its Property and for the conduct of its business.

(r)
After giving effect to the transactions contemplated under the Sale of Accounts Agreement, Seller is solvent, is able to pay its debts as they become due, and has capital sufficient to carry on its business and all businesses in which it is about to engage, and now owns property having a value both at fair valuation and at present fair salable value greater than the amount required to pay Seller’s debts. Seller will not be rendered insolvent by the execution and delivery of the Sale of Accounts Agreement or by the transactions contemplated hereunder or thereunder.

(s)	Seller shall continue in the business presently operated by it using its best efforts to maintain its customers and goodwill.

(t)
Seller shall deliver written notice to FGI promptly upon becoming aware of the existence of (i) any condition or event which constitutes an Event of Default under the Sale of Accounts Agreement, specifying the nature and period of existence thereof and what action Seller is taking (and proposes to take) with respect thereto or (ii) notice of default, oral or written, given to Seller by any creditor for indebtedness for borrowed money in excess of $25,000.

(u)
Seller shall permit any of FGI’s officers or other representatives to visit and inspect upon reasonable notice during business hours any of the locations of Seller, to examine and audit all of Seller’s books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, employees and independent certified public accountants all at Seller’s expense at the standard rates charged by FGI for such activities, plus FGI’s reasonable out-of-pocket expenses.

(v)
Seller agrees that immediately upon becoming aware of any development or other information outside the ordinary course of business and excluding matters of a general economic, financial or political nature which would reasonably be expected to have a material adverse effect the properties, business, financial condition or prospects of Seller it shall give to FGI telephonic notice specifying the nature of such development or information and such anticipated effect. In addition, such verbal communication shall be confirmed by written notice thereof to FGI on the same day such verbal communication is made or the next business day thereafter.

(w)
Seller will immediately notify FGI in writing in the event that Seller becomes a party to or obtains any rights with respect to any Commercial Tort Claim. Such notification shall include information sufficient to describe such Commercial Tort Claim, including, but not limited to, the parties to the claim, the court in which the claim was commenced, the docket number assigned to such claim, if any, and a detailed explanation of the events that gave rise to the claim. Seller shall execute and deliver to FG1 all documents and/or agreements necessary to grant FGI a security interest in such Commercial Tort Claim to secure the Obligations. Seller authorizes FGI to file (without Seller’s signature) initial financing statements or amendments, as FGI deems necessary to perfect its security interest in the Commercial Tort Claim.

(x)
Seller shall provide FGI with written notice of any letters of credit for which Seller is the beneficiary. Seller shall execute and deliver (or cause to be executed or delivered) to FGI, all documents and agreements as FGI may require in order to obtain and perfect its security interest in such Letter of Credit Rights.

(y)
Seller shall not engage in any transaction or series of related transactions pursuant to which (A) a Person or group of Persons acquire (i) voting securities of Seller constituting greater than 50% of the issued and outstanding voting securities of Seller and/or entitling such Person(s) to elect a majority of Seller’s board of directors or similar governing body (whether by merger, consolidation, recapitalization, division, conversion or otherwise) without the consent of FGI and which consent shall not be unreasonably withheld or delayed or (ii) all or substantially all of the Seller’s assets determined on a consolidated basis, or (B) Seller is dissolved or liquidated or otherwise ceases to be in existence in the form as of the date hereof.

(z)
Excepting the endorsement in the ordinary course of business of negotiable instruments for deposit or collection, Seller shall not become or be liable, directly or indirectly, primary or secondary, matured or contingent, in any manner, whether as guarantor, surety, accommodation maker, or otherwise, for the existing or future Indebtedness of any kind of any Person.

(aa)
Seller shall not: (i) declare or pay or make any forms of distribution or dividend to holders of Seller’s capital stock, membership interest or other equity interest; (ii) declare or pay any bonus compensation to its officers if an Event of Default exists or would result from the payment thereof; or (iii) hereafter incur or become liable for any indebtedness.

(bb)
Seller shall not make or have outstanding loans, advances, extensions of credit or capital contributions to, or investments in, any Person, except vendors in the regular course of business, without prior written approval of FGI.

(cc)	Seller shall not use FGI’s name in connection with any of its business operations. Nothing herein contained is intended to permit or authorize Seller to make any contract on behalf of FGI.

(dd)
Seller shall not become or be a party to any contract or agreement which at the time of becoming a party to such contract or agreement materially impairs Seller’s ability to perform under the Sale of Accounts Agreement, or under any other instrument, agreement or document to which Seller is a party or by which it is or may be bound.

          3.      Guarantor further warrants and covenants that: Seller will not take any action that may impede or interfere with the normal collection of Accounts or FGI’s right to payment of any such Accounts; in the event either Seller or Guarantor were to receive any payment on an Account sold to FGI or in which FGI has been granted a security interest, whether payment is by an instrument made payable to FGI, Seller or otherwise, neither Seller nor Guarantor will deposit or seek to negotiate the payment and will insure that such payment is delivered only to FGI and Seller or Guarantor will turn over any Customer payment either may receive, for whatever reason, to FGI within 24 hours of either’s receipt in the original form payment was received and until delivery to FGI, such payment shall be held in trust for the sole and exclusive benefit of FGI.

          4.      If FGI shall suffer, or be threatened with, any loss by reason of a breach or violation of any of the covenants or warranties contained in this Agreement, Guarantor agrees to and shall indemnify and hold FGI harmless of and from any such loss, and agrees that within ten (10) days after FGTs written demand therefore, Guarantor shall pay to FGI the total amount of such loss or threatened loss so demanded including interest, expenses, costs and any attorney’s fees.

          5.      The liability of Guarantor under this Agreement is absolute, unlimited, direct and unconditional. FGI may enforce this Agreement without first being obligated to resort to any other person, right, remedy, or security. FGI shall not be required to give Guarantor notice of any changes or modifications to any existing or subsequent agreement between FGI and the Seller or any other Guarantor and Guarantor’s obligations under this Agreement shall in no way be impaired or affected by any change in or amendment to any documents or agreements between FGI and Seller. Guarantor’s liability under this Agreement will not be affected, impaired or discharged by FGI granting, without notice to Guarantor, any extension, modification or release of any right that may be owed FG1 or FGI’s failure to enforce any obligation Seller may owe FGI or any obligation any other Guarantor may owe to FGI. If there is more than one Guarantor hereto, the liability of each shall be joint and several. Guarantor hereby waives all notices and demands of all kinds.

          6.      Guarantor shall not be relieved from any liability hereunder due to any act of negligence, mistake, or act of omission attributable to FGI including, but not limited to, those of its employees, agents or independent contractors, including accountants, examiners or attorneys engaged or employed by FGI in making examinations, investigations, collections, or otherwise.

          7.      The Guarantor’s obligations under this Agreement shall be deemed continuing and remain in effect until all obligations that either Seller or Guarantor owe FGI have been satisfied, including any unliquidated or contingent obligations.

          8.      Guarantor agrees that all present and future debts and obligations of Seller to Guarantor are hereby postponed in favor of and subordinated to the full payment and performance of all present and future obligations of Seller to FGI. No subordinated indebtedness shall be paid, in whole or in part, until all obligations due FGI are fully satisfied. In the event Seller shall file in any bankruptcy or other proceeding in which the filing of claims is required by law, all claims that Guarantor may have against Seller shall be deemed assigned to FGI.

          9.      Guarantor agrees that this Agreement shall be binding upon Guarantor, and the Guarantor’s heirs, personal representatives, successors, and assigns and shall inure to the benefit of FGFs successors and assigns.

          10.     Guarantor agrees to reimburse FGI, on demand, for the actual amount of all costs and expenses, including reasonable attorneys’ fees, that FGI has or may incur in protecting, preserving or enforcing its rights under either the Sale of Accounts Agreement or this Agreement, whether or not suit is brought, including, but not limited to, the defense of any Avoidance Claims and any federal or state insolvency proceeding commenced by or against Seller; the actual costs, including photocopying, travel, and reasonable attorneys’ fees and expenses incurred in complying with any subpoena or other legal process attendant to any litigation in which Seller or Guarantor is a party.

          11.     Guarantor hereby acknowledges that this Agreement is accepted and executed in the State of New York and that this Agreement or any issue regarding its validity, enforcement, construction, and effect shall be governed and construed in accordance the laws of the State of New York without regard to any conflicting choice of law rules. Guarantor does hereby irrevocably consent to the exclusive jurisdiction of the courts of the State of New York with respect to any action or proceedings arising between the parties and expressly covenants and agrees that the exclusive jurisdiction for all disputes and enforcement actions arising hereunder shall occur in New York County, New York.

          12.     Except as provided in any other written agreement now or at any time hereafter in force between FGI and Guarantor, this Agreement shall constitute the entire agreement between Guarantor and FGI with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon FGI unless expressed herein.

          13.     Guarantor and FGI hereby waive the right to trial by jury with respect to any litigation based liereon, arising out of or related hereto whether, under or in connection with this Agreement, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party. In addition, Guarantor waives any right to consolidate any action between Guarantor and FGI with any other action and any right to assert any objection to a proceeding based on the doctrine of forum non conveniens or improper venue in connection therewith. In addition, Guarantor hereby waives and/or agrees not to assert or take advantage of: any right to require FG1 to proceed against Seller or any other person or to proceed against or exhaust any security held by FGl at any time or to pursue any other remedy in FGI’s power before proceeding against Guarantor; any defense that may arise by reason of the incapacity, illegality, lack of authority, death or disability of any other person or persons or the failure of FGI to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons; demand, protest and notice of any kind including without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional indebtedness or obligation; any defense based upon an election of remedies; any duty on the part of FGl to disclose to Guarantor any facts FGI may now or hereafter come to learn about Seller, regardless of whether FGl has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, or any right or claim of right to cause a marshaling of Seller’s assets or to require FGI to proceed against Guarantor in any particular manner or fashion.

          14.     Any capitalized term in this Agreement shall be deemed to have the same meaning as such term has been defined in that Sale of Accounts Agreement entered into between FGI and Seller.

          DATED: This 25th day of January, 2011.

Signature

Jordan Glatt
Magla International, LLC
By its President

Signature

Jordan Glatt

STATE OF NEW JERSEY)
COUNTY OF MORRIS)

The foregoing instrument was acknowledged before me this 25 day of January, 2011 by Jordan Glatt. He/she is personally known to me or has produced __________ as identification and did take an oath. He/she is a signer of the foregoing Covenant of Validity and Against Direct Collection and did acknowledge to me that he/she executed the same freely and voluntarily.

MARION E. BRAXTON
NOTARY PUBLIC OF NEW JERSEY
My Commission Expires 12/17/2014

Notary Public Signature

MARION E. BRAXTON
Printed or Type Name

My Commission Expires: